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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DRYSHIPS INC. (Exact name of Issuer as specified in its chapter)

Republic of the Marshall Islands (State of incorporation or organization)	n/a (IRS Employer Identification No.)

80 Kifissias Avenue Amaroussion 15125 Athens Greece
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class if to be registered
Common Shares (par value $0.01 per share)	The NASDAQ National Market

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: No. 333-122008

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act: Common Shares (par value $0.01 per share) (Title of Class)

Item 1. Description of Registrants Securities to be Registered

        The following sections of the Company's Registration Statement on Form F-1 (Registration No. 333-122008), including amendments thereto, filed with the Securities and Exchange Commission on January 13, 2005 are hereby incorporated by reference:

  1.
  Prospectus Summary;

  2.
  Dividend Policy; and

  3.
  Description of Capital Stock.

Item 2.

Exhibits	Description
1.	The Amended and Restated Articles of Incorporation of the Company, which are hereby incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form F-1 (Registration No. 333-122008), including amendments thereto, filed with the Securities and Exchange Commission on January 13, 2005.
2.	The Bye-Laws of the Company, which are hereby incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (Registration No. 333-122008), including amendments thereto, filed with the Securities and Exchange Commission on January 13, 2005.
3.	Specimen Copy of Common Share Certificate of the Company, which is hereby incorporated by reference to Exhibit 4 to the Registration Statement on Form F-1 (Registration No. 333-122008), including amendments thereto, filed with the Securities and Exchange Commission on January 13, 2005.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 31, 2005	DRYSHIPS INC.
	By:	/s/ GEORGE ECONOMOU
	Name:	George Economou
	Title:	Chairman

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SIGNATURE